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                                                                  EXHIBIT 10.14a

                       FIRST AMENDMENT TO BOARD CHAIRMAN'S
                               SERVICES AGREEMENT

     THIS FIRST AMENDMENT, effective April 1, 2002, between COLUMBIA BANCORP, a Maryland corporation ("Columbia Bancorp"), THE COLUMBIA BANK, a Maryland trust company and a principal subsidiary of the Columbia Bancorp ("Columbia Bank"), and WINFIELD M. KELLY, JR. ("Kelly"), amends the Board Chairman's Services Agreement between Columbia Bancorp, Columbia Bank and Kelly, dated February 9, 2000 (the "Services Agreement").

                               W I T N E S S E T H:

     Columbia Bancorp, Columbia Bank and Kelly desire to amend the Services Agreement as set forth below in this First Amendment to clarify and change certain provisions thereof.

     Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, Columbia Bancorp, Columbia Bank and Kelly agree to amend the Services Agreement as follows:

     1. Paragraph 2(a)(1) shall be amended to read as follows:

               (1) Renewals and Extensions; Subsequent Terms. After the Initial Term of this Agreement, this Agreement shall automatically renew with the reelection of Kelly as BOARD CHAIRMAN in accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter, unless:

                    (A) Kelly provides notice to Columbia Bancorp and Columbia Bank at least on or before the end of any term that he does not wish to renew the contract for an additional annual term, in which event this Agreement will expire at the end of the contract term in which Kelly gives such notice to Columbia Bancorp and Columbia Bank; or

                    (B) Kelly fails to be reelected as BOARD CHAIRMAN in accordance with Columbia Bancorp's and Columbia Bank's By-Laws and Charter.

     2. Paragraph 4(a) shall be amended as follows:

          (a) Base Compensation. Kelly's base compensation (the "Base Compensation") shall be $60,000 per annum through March 31, 2002. Effective April 1, 2002, Mr. Kelly's Base

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Compensation shall be $50,000 per annum. The Board of Directors shall review such base compensation at least annually and may grant such raises as in its discretion are deemed warranted.

               (1) Base Compensation Rate. Compensation to begin on the Commencement Date at the above annual rate.

               (2) Method of Payment. Columbia Bancorp and/or Columbia Bank shall pay Kelly's said base compensation in equal monthly installments or more frequently.

     3. Paragraph 5(b) shall be amended to read as follows:

          (b) Termination Without Cause/Severance. Kelly may terminate this Agreement in accordance with Paragraph 2(a)(1)(A), above. Columbia Bancorp and Columbia Bank may terminate this Agreement in accordance with Paragraph 2(a)(l)(B), above. Otherwise, if Kelly is not in breach or default of this Agreement and Columbia Bancorp or Columbia Bank terminates Kelly's services for any reason and under any procedures other than those specified in paragraph (c), below, then Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly severance compensation equal to twice his then current Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

     4. Paragraph 5(d) shall be amended to read as follows:

          (d) Termination of Agreement by Kelly for Cause. If Columbia Bancorp and/or Columbia Bank shall become in breach or default of any of the material provisions hereof, including especially any constructive termination [as provided in Paragraph 3(b), above] and fails to cure such breach as provided in Paragraph 10, below, then Kelly may, at his option at any time thereafter, elect to terminate this Agreement for cause, in which event Columbia Bancorp or Columbia Bank shall thereupon immediately pay to Kelly severance compensation equal to his then current Base Compensation for a 12 month period. In addition, should such termination occur prior to the time when Kelly shall have become fully vested in any stock option plan established for his benefit, Kelly shall thereupon also become immediately vested in all options theretofore issued to him or accrued to his benefit.

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     IN WITNESS WHEREOF, the parties have executed and delivered this First
Agreement to the Services Agreement on this 1/st/ day of April, 2002.


ATTEST:                                 COLUMBIA BANCORP

                                        /s/ John M. Bond, Jr.
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                                        John M. Bond, Jr.
                                        President and Chief Executive Officer

ATTEST:                                 THE COLUMBIA BANK

                                        /s/ John M. Bond, Jr.
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                                        John M. Bond, Jr.
                                        President and Chief Executive Officer

WITNESS:

                                        /s/ Winfield M. Kelly, Jr.
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                                        Winfield M. Kelly, Jr.

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